Accountant's Consent




The Board of Directors
20th Century Industries


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-00000) pertaining to the 20th Century Industries' Restricted Shares Plan and to the incorporation by reference therein of our report dated February 2, 1996 with respect to the consolidated financial statements and schedule for 20th Century Industries included in its Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.




                                        Ernst & Young LLP




Los Angeles, California
April 3, 1996





LA960720.169                              EXHIBIT 23.1
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